Exhibit 99.1

Kernel Group Holdings, Inc. Confirms Funding to Extend Period to Consummate Initial Business Combination

New York – June 5, 2023 — Kernel Group Holdings, Inc. (NASDAQ: KRNLU, KRNL, KRNLW) (“KRNL” or the “Company”), a special purpose acquisition company, announced today it caused to be deposited $300,000 into the Company’s Trust account for its public shareholders, representing $0.04 per public share, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from June 5, 2023 to July 5, 2023 (the “Extension”). The Extension is the fifth of six-monthly extensions permitted under the Company’s governing documents.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on February 4, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

hd@kernelcap.com